Exhibit 99.1

Kemper Corporation 200 East Randolph Street Chicago, IL 60601 kemper.com

Press Release
Kemper Reports Strong Third Quarter 2018 Results
CHICAGO, November 5, 2018 — Kemper Corporation (NYSE: KMPR) reported net income of $92.2 million, or $1.40 per diluted share, for the third quarter of 2018, compared to $47.7 million, or $0.92 per diluted share, for the third quarter of 2017. As adjusted for the acquisition of Infinity1, net income was $131.7 million, or $2.01 per diluted share, for the third quarter of 2018, compared to $62.7 million, or $0.96 per diluted share, for the third quarter of 2017.
Adjusted consolidated net operating income2 was $104.5 million, or $1.59 per diluted share, for the third quarter of 2018, compared to $44.4 million, or $0.85 per diluted share, for the third quarter of 2017. These results increased primarily from the significant growth in non-standard personal automobile insurance division, partially offset by the amortization of the Infinity purchase accounting adjustments.
Highlights of the quarter include:

◦	Property & Casualty earned premiums increased by 102 percent, or $452 million in the quarter, as reported, or 14 percent, or $107 million, as adjusted [1]

◦	Nonstandard personal automobile’s earned premiums increased by 166 percent, or $409 million in the quarter, as reported, or 18 percent, or $101 million, as adjusted [1]

◦	Investment portfolio generated a pre-tax equivalent annualized book yield of 5.2 percent in the quarter
“I’m very pleased with our performance this quarter, including strong earnings and double-digit growth in our specialty auto business, continued stability in our life and health results, and solid gains in investment income,” said Joseph P. Lacher, Jr., Kemper’s President and Chief Executive Officer. “In addition, we achieved two important milestones this quarter: the closing of our acquisition of Infinity, accelerating our progress towards becoming the premiere specialty auto franchise, and the introduction of our new brand identity, which will be an important part of strengthening our purpose and our connections with customers, employees, agents, and communities over the long term.”

	Three Months Ended		Nine Months Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Sep 30, 2018	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017
Adjusted Consolidated Net Operating Income[2]	$104.5	$44.4	$198.5	$61.5
Income from Continuing Operations	92.3	47.8	183.4	84.0
Net Income	92.2	47.7	183.6	84.0

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(15.9)	$(21.5)	$(56.3)	$(87.2)

Diluted Net Income Per Share From:
Adjusted Consolidated Net Operating Income[2]	$1.59	$0.85	$3.49	$1.19
Income from Continuing Operations	1.40	0.92	3.23	1.62
Net Income	1.40	0.92	3.23	1.62

Impact of Catastrophe Losses and Related LAE on Net Income Per Share	$(0.24)	$(0.41)	$(0.99)	$(1.68)

1 As Adjusted is a non-GAAP measure, which is computed by excluding the impact of purchase accounting and including the historical results of Legacy Kemper and Legacy Infinity in periods prior to the acquisition date of July 2, 2018. See “Use of Non-GAAP Financial Measures” for additional information.
2 Adjusted consolidated net operating income is an after-tax, non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for additional information.

Capital
Total Shareholders’ Equity at the end of the quarter was $3,063.8 million, an increase of $948.2 million, or 45 percent, since year-end 2017 driven by our acquisition of Infinity and net income. Kemper ended the quarter with cash and investments at the holding company of $91.3 million, and the $300 million revolving credit agreement was undrawn.
During the third quarter of 2018, Kemper paid dividends of $15.7 million.
Kemper ended the quarter with a book value per share of $47.33, an increase of 15 percent from $41.11 at the end of 2017. Book value per share excluding net unrealized gains on fixed maturities was $45.22, up 27 percent from $35.57 at the end of 2017, driven by the Infinity acquisition and net income, partially offset by dividends paid to shareholders.
Revenues
Total revenues for the third quarter of 2018 increased $505.2 million, or 73 percent, to $1,195.5 million, compared to the third quarter of 2017, driven by $408.8 million higher nonstandard personal auto earned premiums. On an as adjusted basis, revenues for the third quarter of 2018 increased $150.5 million, or 14 percent, to $1,195.5 million, compared to the third quarter of 2017, driven by $101.5 million higher nonstandard personal auto earned premiums. Nonstandard personal auto earned premiums increased primarily from higher policies in force. Net investment income increased $6.1 million to $92.0 million in the third quarter of 2018, as an $8.8 million increase in interest on fixed income securities was primarily offset by a $4.2 million reduction in net investment income on the alternative investments portfolio. Net realized investment gains were $3.6 million in the third quarter of 2018, compared to $8.1 million last year. Other income increased $36.8 million to $37.8 million in the third quarter of 2018 almost entirely due to a gain from the partial satisfaction of a judgment against Computer Services Corporation.
The investment portfolio in total generated a pre-tax equivalent annualized book yield of 5.2 percent for the third quarter of 2018, compared to 5.8 percent in 2017.
Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development, (iv) underlying loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended		Nine Months Ended
(Dollars in Millions) (Unaudited)	Sep 30, 2018	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017
Segment Net Operating Income:
Property & Casualty Insurance	$28.2	$22.9	$79.4	$5.7
Life & Health Insurance	26.7	23.5	76.9	65.5
Total Segment Net Operating Income	54.9	46.4	156.3	71.2
Corporate and Other Net Operating Income (Loss)	49.6	(2.0)	42.2	(9.7)
Adjusted Consolidated Net Operating Income	104.5	44.4	198.5	61.5
Net Income (Loss) From:
Change in Fair Value of Equity Securities	8.7	—	9.6	—
Net Realized Gains on Sales of Investments	2.8	5.3	7.9	29.3
Net Impairment Losses Recognized in Earnings	(1.4)	(1.9)	(1.8)	(6.8)
Acquisition Related Transaction and Integration Costs	(22.3)	—	(30.8)	—
Income from Continuing Operations	$92.3	$47.8	$183.4	$84.0

The Property & Casualty Insurance segment reported net operating income of $28.2 million for the third quarter of 2018, compared to $22.9 million in 2017. Results increased primarily from strong nonstandard personal auto growth and profitability and lower catastrophe losses, partially offset by the impact of the amortization of the Infinity purchase accounting adjustments. Catastrophe losses were $19.7 million before taxes in the third quarter of 2018, compared to $29.8 million last year. On an as adjusted basis, the Property & Casualty Insurance segment’s net operating income was $68.0 million in the third quarter of 2018, compared to $39.6 million in 2017.
The Property & Casualty Insurance segment’s underlying combined ratio increased 5.4 percentage points to 98.0 percent in the third quarter of 2018, primarily from an increase in the insurance expense ratio due to the amortization of the Infinity purchase accounting adjustments. The underlying loss ratio increased 1.3 percentage points to 71.9 percent, primarily from a deterioration in homeowners, partially offset by improvements in nonstandard personal auto and preferred personal auto. Nonstandard auto’s underlying loss ratio improved 1.1 percentage points to 74.1 percent in the quarter, as average earned premium outpaced loss cost trends. Preferred personal auto’s underlying loss ratio improved 2.5 percentage points to 67.2 percent, driven by increased earned rate and moderating loss trends. The homeowners underlying loss ratio increased 3.5 percentage points to 58.9 percent due to the cost related to our aggregate catastrophe program and a single large fire loss.
The Property & Casualty Insurance segment’s expense ratio increased 4.1 percentage points primarily due to the amortization of the Infinity purchase accounting adjustments.
The Life & Health Insurance segment reported net operating income of $26.7 million for the third quarter of 2018, compared to $23.5 million in 2017, primarily driven by higher earned premiums, an improved benefits ratio and to a lesser extent, an improved expense ratio. These gains were partially offset by a reduction in investment income in the Life business.

Unaudited condensed consolidated statements of income for the three and nine months ended September 30, 2018 and 2017 are presented below.

	Three Months Ended		Nine Months Ended
(Dollars in Millions, Except Per Share Amounts)	Sep 30, 2018	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017
Revenues:
Earned Premiums	$1,052.9	$598.2	$2,320.8	$1,744.1
Net Investment Income	92.0	85.9	249.6	244.6
Other Income	37.8	1.0	40.2	2.9
Income from Change in Fair Value of Equity Securities	11.0	—	12.1	—
Net Realized Gains on Sales of Investments	3.6	8.1	10.0	45.0
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(1.8)	(2.9)	(2.3)	(10.7)
Portion of Losses Recognized in Other Comprehensive Income	—	—	—	0.2
Net Impairment Losses Recognized in Earnings	(1.8)	(2.9)	(2.3)	(10.5)
Total Revenues	1,195.5	690.3	2,630.4	2,026.1
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	757.3	440.1	1,693.7	1,364.9
Insurance Expenses	296.0	163.7	627.3	485.2
Interest and Other Expenses	61.7	18.2	116.4	59.1
Total Expenses	1,115.0	622.0	2,437.4	1,909.2
Income from Continuing Operations before Income Taxes	80.5	68.3	193.0	116.9
Income Tax Expense	11.8	(20.5)	(9.6)	(32.9)
Income from Continuing Operations	92.3	47.8	183.4	84.0
Income from Discontinued Operations	(0.1)	(0.1)	0.2	—
Net Income	$92.2	$47.7	$183.6	$84.0

Income from Continuing Operations Per Unrestricted Share:
Basic	$1.42	$0.92	$3.26	$1.63
Diluted	$1.40	$0.92	$3.23	$1.62

Net Income Per Unrestricted Share:
Basic	$1.42	$0.92	$3.26	$1.63
Diluted	$1.40	$0.92	$3.23	$1.62

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	64,580.4	51,366.8	55,925.7	51,308.7
Unrestricted Shares and Equivalent Shares - Diluted	65,349.5	51,566.4	56,495.5	51,480.3

Dividends Paid to Shareholders Per Share	$0.24	$0.24	$0.72	$0.72

Unaudited business segment revenues for the three and nine months ended September 30, 2018 and 2017 are presented below.

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2018	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017
REVENUES:
Property & Casualty Insurance:
Earned Premiums:
Personal Automobile	$766.7	$353.0	$1,554.0	$1,012.8
Homeowners	62.5	66.7	186.5	199.6
Other Personal	10.1	10.7	30.4	32.2
Total Personal	839.3	430.4	1,770.9	1,244.6
Commercial Automobile	55.9	13.1	80.6	38.5
Total Earned Premiums	895.2	443.5	1,851.5	1,283.1
Net Investment Income	34.0	27.8	79.4	72.5
Other Income	0.9	0.4	1.6	0.9
Total Property & Casualty Insurance	930.1	471.7	1,932.5	1,356.5
Life & Health Insurance:
Earned Premiums:
Life	95.2	94.5	284.3	285.6
Accident & Health	44.9	42.0	132.0	120.6
Property	17.6	18.2	53.0	54.8
Total Earned Premiums	157.7	154.7	469.3	461.0
Net Investment Income	50.5	55.9	157.9	163.8
Other Income	1.2	0.7	2.9	1.9
Total Life & Health Insurance	209.4	211.3	630.1	626.7
Total Segment Revenues	1,139.5	683.0	2,562.6	1,983.2
Income from Change in Fair Value of Equity Securities	11.0	—	12.1	—
Net Realized Gains on Sales of Investments	3.6	8.1	10.0	45.0
Net Impairment Losses Recognized in Earnings	(1.8)	(2.9)	(2.3)	(10.5)
Other	43.2	2.1	48.0	8.4
Total Revenues	$1,195.5	$690.3	$2,630.4	$2,026.1

KEMPER CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in Millions) (Unaudited)

	Sep 30, 2018	Dec 31, 2017
Assets:
Investments:
Fixed Maturities at Fair Value	$6,108.6	$5,382.7
Equity Securities at Fair Value	815.8	526.0
Equity Securities at Modified Cost	50.9	—
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	170.0	161.0
Fair Value Option Investments	—	77.5
Short-term Investments at Cost which Approximates Fair Value	688.5	235.5
Other Investments	412.8	422.2
Total Investments	8,246.6	6,804.9
Cash	92.8	45.7
Receivables from Policyholders	1,029.9	366.0
Other Receivables	243.1	194.3
Deferred Policy Acquisition Costs	447.4	365.3
Goodwill	1,091.2	323.0
Current Income Tax Assets	58.1	6.1
Other Assets	563.5	270.9
Total Assets	$11,772.6	$8,376.2
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life & Health	$3,551.4	$3,521.0
Property & Casualty	1,819.1	1,016.8
Total Insurance Reserves	5,370.5	4,537.8
Unearned Premiums	1,470.9	653.9
Deferred Income Tax Liabilities	40.4	14.8
Liabilities for Unrecognized Tax Benefits	4.5	8.1
Debt at Amortized Cost	1,123.7	592.3
Accrued Expenses and Other Liabilities	698.8	453.7
Total Liabilities	8,708.8	6,260.6
Shareholders’ Equity:
Common Stock	6.5	5.1
Paid-in Capital	1,661.3	673.1
Retained Earnings	1,365.1	1,243.0
Accumulated Other Comprehensive Income	30.9	194.4
Total Shareholders’ Equity	3,063.8	2,115.6
Total Liabilities and Shareholders’ Equity	$11,772.6	$8,376.2

Unaudited selected financial information for the Property & Casualty Insurance segment follows.

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2018	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017
Results of Operations
Net Premiums Written	$931.0	$466.7	$1,956.8	$1,336.3

Earned Premiums	$895.2	$443.5	$1,851.5	$1,283.1
Net Investment Income	34.0	27.8	79.4	72.5
Other Income	0.9	0.4	1.6	0.9
Total Revenues	930.1	471.7	1,932.5	1,356.5
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	644.2	313.1	1,325.7	924.5
Catastrophe Losses and LAE	19.7	29.8	69.6	128.2
Prior Years:
Non-catastrophe Losses and LAE	(3.5)	1.6	4.9	23.0
Catastrophe Losses and LAE	(0.2)	(1.2)	(7.7)	(4.4)
Total Incurred Losses and LAE	660.2	343.3	1,392.5	1,071.3
Insurance Expenses	234.0	97.6	441.4	287.4
Other Expenses	1.7	—	1.7	—
Operating Income (Loss)	34.2	30.8	96.9	(2.2)
Income Tax Benefit (Expense)	(6.0)	(7.9)	(17.5)	7.9
Segment Net Operating Income	$28.2	$22.9	$79.4	$5.7

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	71.9%	70.6%	71.5%	72.0%
Current Year Catastrophe Losses and LAE Ratio	2.2	6.7	3.8	10.0
Prior Years Non-catastrophe Losses and LAE Ratio	(0.4)	0.4	0.3	1.8
Prior Years Catastrophe Losses and LAE Ratio	—	(0.3)	(0.4)	(0.3)
Total Incurred Loss and LAE Ratio	73.7	77.4	75.2	83.5
Insurance Expense Ratio	26.1	22.0	23.8	22.4
Combined Ratio	99.8%	99.4%	99.0%	105.9%

Underlying Combined Ratio
Current Year Non-catastrophe Losses and LAE Ratio	71.9%	70.6%	71.5%	72.0%
Insurance Expense Ratio	26.1	22.0	23.8	22.4
Underlying Combined Ratio	98.0%	92.6%	95.3%	94.4%

Non-GAAP Measure Reconciliation
Underlying Combined Ratio	98.0%	92.6%	95.3%	94.4%
Current Year Catastrophe Losses and LAE Ratio	2.2	6.7	3.8	10.0
Prior Years Non-catastrophe Losses and LAE Ratio	(0.4)	0.4	0.3	1.8
Prior Years Catastrophe Losses and LAE Ratio	—	(0.3)	(0.4)	(0.3)
Combined Ratio as Reported	99.8%	99.4%	99.0%	105.9%

Unaudited selected financial information for the Life & Health Insurance segment follows.

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2018	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017
Results of Operations
Earned Premiums	$157.7	$154.7	$469.3	$461.0
Net Investment Income	50.5	55.9	157.9	163.8
Other Income	1.2	0.7	2.9	1.9
Total Revenues	209.4	211.3	630.1	626.7
Policyholders’ Benefits and Incurred Losses and LAE	97.0	96.8	301.1	293.6
Insurance Expenses	79.4	78.5	232.7	233.3
Operating Profit	33.0	36.0	96.3	99.8
Income Tax Expense	(6.3)	(12.5)	(19.4)	(34.3)
Segment Net Operating Income	$26.7	$23.5	$76.9	$65.5
Use of Non-GAAP Financial Measures
Adjusted Consolidated Net Operating Income
Adjusted Consolidated Net Operating Income is an after-tax, non-GAAP financial measure computed by excluding from Income from Continuing Operations the after-tax impact of 1) income (loss) from change in fair value of equity securities, 2) net realized gains on sales of investments, 3) net impairment losses recognized in earnings related to investments, 4) acquisition related transaction, integration and other costs, 5) loss from early extinguishment of debt and 6) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Income from Continuing Operations.
Kemper believes that Adjusted Consolidated Net Operating Income provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income (Loss) from Change in Fair Value of Equity Securities, Net Realized Gains on Sales of Investments and Net Impairment Losses Recognized in Earnings related to investments included in the Company’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Company’s investments, the timing of which is unrelated to the insurance underwriting process. Loss from Early Extinguishment of Debt is driven by the Company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process. Acquisition Related Transaction, Integration and Other Costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the Company’s business or economic trends.

A reconciliation of Adjusted Consolidated Net Operating Income to Income from Continuing Operations for the three and nine months ended September 30, 2018 and 2017 is presented below.

	Three Months Ended		Nine Months Ended
(Dollars in Millions) (Unaudited)	Sep 30, 2018	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017
Adjusted Consolidated Net Operating Income	$104.5	$44.4	$198.5	$61.5
Net Income (Loss) From:
Income from Change in Fair Value of Equity Securities	8.7	—	9.6	—
Net Realized Gains on Sales of Investments	2.8	5.3	7.9	29.3
Net Impairment Losses Recognized in Earnings	(1.4)	(1.9)	(1.8)	(6.8)
Acquisition Related Transaction, Integration and Other Costs	(22.3)	—	(30.8)	—
Income from Continuing Operations	$92.3	$47.8	$183.4	$84.0
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Income attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Income from Continuing Operations Per Unrestricted Share.
A reconciliation of Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share to Diluted Income from Continuing Operations Per Unrestricted Share for the three and nine months ended September 30, 2018 and 2017 is presented below.

	Three Months Ended		Nine Months Ended
(Unaudited)	Sep 30, 2018	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share	$1.59	$0.85	$3.49	$1.19
Net Income (Loss) Per Unrestricted Share From:
Income from Change in Fair Value of Equity Securities	0.13	—	0.17	—
Net Realized Gains on Sales of Investments	0.04	0.10	0.14	0.56
Net Impairment Losses Recognized in Earnings	(0.02)	(0.03)	(0.03)	(0.13)
Acquisition Related Transaction and Integration Costs	(0.34)	—	(0.54)	—
Diluted Income from Continuing Operations Per Unrestricted Share	$1.40	$0.92	$3.23	$1.62
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trends in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities, in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Book Value Per Share at September 30, 2018 and December 31, 2017 is presented below.

(Dollars in Millions) (Unaudited)	Sep 30, 2018	Dec 31, 2017
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities	$2,927.6	$1,830.4
Net Unrealized Gains on Fixed Maturities	136.2	285.2
Shareholders’ Equity	$3,063.8	$2,115.6
Underlying Combined Ratio
Underlying Combined Ratio is a non-GAAP financial measure that is computed by adding the current year non-catastrophe losses and LAE ratio with the insurance expense ratio. The most directly comparable GAAP financial measure is the combined ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the insurance expense ratio. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
As Adjusted for Acquisition
As Adjusted for Acquisition amounts are non-GAAP financial measures. For three months ended September 30, 2018, as adjusted amounts are computed by subtracting the impact of purchase accounting adjustments from the comparable consolidated GAAP financial measure reported by Kemper. For the three months ended September 30, 2017, as adjusted amounts are computed by adding the historical results of Infinity reported on a GAAP basis to the comparable consolidated GAAP financial measure reported by Kemper. Per share amounts on an acquisition-adjusted basis for the three months ended September 30, 2017 are computed by adjusting the denominator used in the calculation of diluted net income per share by adding the number of shares issued by Kemper on July 2, 2018 in connection with the acquisition to the diluted weighted-average shares outstanding reported by Kemper on a GAAP basis for the three months ended September 30, 2017. The Company believes computing and presenting results on an adjusted basis are useful to investors and are used by management to provide meaningful and comparable year-over-year comparisons.

A reconciliation of the As Adjusted for Acquisition non-GAAP financial measures used in this press release to the comparable GAAP financial measure for the three months ended September 30, 2018 is presented below.

(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Kemper Consolidated GAAP Financial Measure	Less Impact of Purchase Accounting Adjustments	As Adjusted for Acquisition
Net Income	$92.2	$(39.5)	$131.7
Net Income Per Share - Diluted	$1.40	$(0.61)	$2.01
Property & Casualty Insurance Segment:
Earned Premiums	$895.2	$—	$895.2
Segment Net Income	$28.2	$(39.8)	$68.0
Non-standard Automobile:
Earned Premiums	$655.3	$—	$655.3
A reconciliation of the As Adjusted for Acquisition non-GAAP financial measures used in this press release to the comparable GAAP financial measure for the three months ended September 30, 2017 is presented below.

(Dollars in Millions) (Unaudited)	Kemper Historical GAAP Financial Measure	Infinity Historical GAAP Financial Measure	As Adjusted for Acquisition
Net Income	$47.7	$15.0	$62.7
Property & Casualty Insurance Segment:
Earned Premiums	$443.5	$345.0	$788.5
Segment Net Income	$22.9	$16.7	$39.6
Non-standard Automobile:
Earned Premiums	$246.5	$307.4	$553.9
A computation of Diluted Net Income Per Share - As Adjusted for Acquisition for the three months ended September 30, 2017 is presented below.

(Dollars and Shares in Millions, Except Per Share Amounts) (Unaudited)	As Adjusted for Acquisition
Dollars in Millions
Net Income - As Adjusted for Acquisition	$62.7
Less Income from Continuing Operations Attributed to Participating Awards - As Reported	0.4
Diluted Net Income Attributed to Unrestricted Shares - As Adjusted for Acquisition	$62.3
Shares in Millions
Weighted-average Unrestricted Shares and Equivalent Shares Outstanding Assuming Dilution - As Reported	51.6
Shares Issued in Connection with Acquisition of Infinity	13.2
Weighted-average Unrestricted Shares and Equivalent Shares Outstanding Assuming Dilution - As Adjusted for Acquisition	64.8
In Dollars
Diluted Net Income Per Share - As Adjusted for Acquisition	$0.96

Conference Call
Kemper will discuss its third quarter 2018 results in a conference call on Monday, November 5, at 4:15 p.m. Eastern (3:15 p.m. Central) Time. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 844.826.3041. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available online at the investor section of kemper.com.
More detailed financial information can be found in Kemper’s Investor Financial Supplement and Earnings Call Presentation for the third quarter of 2018, which is available at the investor section of kemper.com.
About Kemper
The Kemper family of companies is one of the nation’s leading insurers. With $11 billion in assets, Kemper is improving the world of insurance by offering personalized solutions for individuals, families and businesses. Through our businesses, Kemper:

•	Offer insurance for auto, home, life, health and valuables

•	Services seven million policies

•	Is represented by 30,000 agents and brokers

•	Employs over 7,800 associates dedicated to providing exceptional service

•	Is licensed to sell insurance in 50 states and the District of Columbia
Learn more about Kemper.

Cautionary Statements Regarding Forward-Looking Information

This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.
Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are the possibility that the anticipated benefits and synergies from an acquisition may not be fully realized to the extent or within the time frame previously expected and other factors listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
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Contacts
Investors: Michael Marinaccio	312.661.4930 or investors@kemper.com
Media: Barbara Ciesemier	312.661.4521 or bciesemier@kemper.com